EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-26008, Registration Statement No. 33-54057, Registration Statement No. 333-02315, Registration Statement No. 333-28007, Registration Statement No. 333-34623, Registration Statement No. 333-92193, Registration Statement No. 333-113647, Registration Statement No. 333-131638, Registration Statement No. 333-133928, each on Form S-8, and Registration Statement No. 333-55995 on Form S-3, of our report on the consolidated financial statements and consolidated financial statements schedule of Sotheby’s (the “Company”) dated March 1, 2007, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as revised, effective January 1, 2006, the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R),” effective December 31, 2006 and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” – an interpretation of FASB Statement No. 143, effective December 31, 2005, and our report dated March 1, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sotheby’s for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP New York, New York March 1, 2007